Exhibit j under Form N-1A
                                    Exhibit 8 under Item 601/Reg. S-K





                  CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information and to the use of our report dated January 21, 2000 in Post-Effective Amendment Number 7 to the Registration Statement (Form N-1A No. 33-63621) of FTI Municipal Bond Fund, FTI Bond Fund, FTI Large Capitalization Growth Fund, FTI Large Capitalization Growth and Income Fund, FTI Small Capitalization Equity Fund, and FTI International Equity Fund, each a portfolio of FTI Funds, dated March 31, 2000.

                                          /s/Ernst & Young LLP
                                          ERNST & YOUNG LLP

Boston, Massachusetts
March 27, 2000